SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NEUBERGER BERMAN EQUITY FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Shareholder:

The special meeting of shareholders of the Neuberger Berman Sustainable Equity Fund adjourned due to insufficient shareholder participation to April 23, 2024, to obtain shareholder approval on an important proposal.

As of today, we have not received your vote on the proposal to change the Fund from a diversified to a non-diversified fund and eliminate the related fundamental policy on diversification.

We believe this change in classification to non-diversified will:

•	Enable the Fund greater flexibility to take meaningful positions in selected securities consistent with its current investment strategy, including such companies that meet their ESG criteria.
•	Allow the portfolio manager to increase the variation from the Fund’s benchmark, the S&P 500 Index, which we believe has the potential to result in a greater level of alpha than with the current constraints on the portfolio, particularly in light of the increasing concentration of the benchmark. We believe the 1940 Act Diversification Rule does not account for modern index composition and has an unintended consequence of decreasing our ability to manage active position sizes relative to an increasingly top-heavy index.
•	Provide the Fund with increased flexibility to respond to future investment opportunities and allow us to better align the position sizing in the portfolio with our investment convictions.
•	Eliminate the Fund’s competitive disadvantage against those of its peers that operate as non-diversified Funds.

Please refer to the proxy statement we sent to you for additional information on this proposal.

We’ve made it very easy for you to vote by choosing one of the following options:

Call a proxy voting specialist today at 833-757-0738	Vote online at www.proxyvote.com	Vote with a smartphone	Vote by mail

• Live agents are available weekdays from 9 a.m. to 10 p.m. ET. You can vote with a representative even if you don’t have your proxy card.

• You can call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

• Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.

• Vote on the ProxyVote App by downloading the app from the App Store or Google Play. Scan the QR Barcode with your mobile device and follow the instructions provided.

		• Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.	• Mark, sign, and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment and thank you for voting.

Sincerely,

Brian Kerrane
COO & VP - Funds

NBSEF-ADJR1